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                                                                      Exhibit 21


                  SUBSIDIARIES AND AFFILIATE OF THE REGISTRANT

                                      State or
                                     Country of           Names Under Which
            Name*                  Incorporation          Subsidiaries Do Business
---------------------------        -------------          ------------------------
PACCAR of Canada Ltd.                 Canada              PACCAR of Canada Ltd.
                                                          Canadian Kenworth Co.
                                                          Peterbilt of Canada
                                                          PACCAR Parts of Canada

PACCAR Australia Pty. Ltd.            Australia           PACCAR Australia Pty. Ltd.
                                                          Kenworth Trucks

PACCAR U.K. Ltd.                      Delaware            PACCAR U.K. Ltd.
                                                          Foden Trucks

PACCAR Mexico, S.A. de C.V.           Mexico              PACCAR Mexico, S.A. de C.V.
                                                          Kenworth Mexicana S.A. de C.V.
                                                          KENPAR S.A. de C.V.
                                                          KENFABRICA, S.A. de C.V.
                                                          KENCOM, S.A. de C.V.

PACCAR Financial Corp.                Washington          PACCAR Financial Corp.

PACCAR Financial Services Ltd.        Canada              PACCAR Financial Services Ltd.

PACCAR Leasing Corporation            Delaware            PACCAR Leasing Corporation
                                                          PacLease

PACCAR Sales North America, Inc.      Delaware            PACCAR Sales North America

PACCAR Automotive, Inc.               Washington          Grand Auto
                                                          Al's Auto Supply

DAF Trucks, N.V.                      Netherlands         DAF Trucks, N.V.
                                                          Leyland DAF Trucks, Ltd.
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*    The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.